                                                                   EXHIBIT 10.39

             Biogen, Inc. Voluntary Board of Directors Savings Plan

                                 THIRD AMENDMENT

     The Biogen, Inc. Voluntary Board of Directors Savings Plan, as heretofore amended (the "Plan"), is hereby further amended as follows:

Section 6.4 is amended in its entirety to read as follows:

     6.4  INSTALLMENT DISTRIBUTIONS IN CERTAIN CASES.

          (a) PARTICIPANT. Notwithstanding the provisions of Section 6.2, 6.3 and 6.4, a participant may, at the time of filing an enrollment form under
     Section 4.1(b), designate that the amount payable to him hereunder will be paid in a number (minimum of two and maximum of ten) of annual installment payments, as specified by the participant.

          (b) BENEFICIARY. A participant may designate that, if the participant dies before receiving the entire amount payable to him hereunder, the beneficiary will receive either:

               (i)  a number of annual installment payments equal to

                    (A) the number the participant elected for himself under subsection (a) above (if the participant dies before receiving any installment payments), or

                    (B) the number of remaining installment payments due to the participant under subsection (a) above (if the participant dies after receiving one or more installment payments); or

               (ii) a single payment.

     Payment to the beneficiary will commence as provided herein as soon as practicable after the committee's receipt of satisfactory evidence of the death of the participant.

          If the participant fails to designate the form of payment to the beneficiary, the default form will be installments under (i) above. If installment payments are payable to the beneficiary, with the consent of the committee, a participant may subsequently change the form of payment to his beneficiary (but not the form of payment to himself under Section 6.2 or 6.4) to a single payment by filing a written instrument so specifying with the committee.

          (c) INSTALLMENT PAYMENTS. Where installment payments are due, the first annual installment payment will be paid out on the date specified in
     Section 6.2, 6.3 or 6.4 (whichever is applicable) and subsequent annual installments will be paid on succeeding anniversaries of the first payment date. The amount of each annual installment payment will be determined by multiplying the vested amount in the participant's account by a fraction whose numerator is one and whose denominator is the number of remaining annual installment payments.

          (d) DEATH OF BENEFICIARY. If a participant's designated beneficiary is receiving installment payments and dies before receiving payment of all the annual installments, the designated beneficiary's estate will receive a lump-sum payment of the amount remaining to be distributed to such deceased beneficiary. Such payment will be made as soon as practicable after the committee's receipt of satisfactory evidence of the death of the designated beneficiary.


                                            BIOGEN, INC.

Date: September 27, 1999                    By:  /s/ Frank A. Burke, Jr.
                                               ---------------------------------
                                                Frank A. Burke, Jr.
                                                Vice President - Human Resources


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